UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers

On September 12, 2013, the Compensation Committee of the Board of Directors of First Financial Bancorp (the “Company”) approved the following adjustments to the base salaries of its Chief Financial Officer and one of its Named Executive Officers (“NEOs”), as disclosed in the table below.  The adjustments were made to reflect recent changes in the individuals' responsibilities. Except as set forth below, there were no other changes made to the components of total compensation, which include base salary, short-term cash incentives, long-term stock-based incentives, pension and other benefits, and perquisites.

Name and Principal Position	Base Salary ($)(1)

Anthony M. Stollings	$320,000
EVP, Chief Financial Officer and Chief Administrative Officer

Kevin T. Langford	$320,000
President - Consumer Banking

(1)
Base salaries were increased as follows (increased percentages in parentheses): Mr. Stollings, (recently assumed Chief Administrative Officer duties in addition to the role of CFO) from $285,000 to $320,000 (12.28%) and Mr. Langford, (recently appointed President - Consumer Banking) from $285,000 to $320,000 (12.28%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Gregory A. Gehlmann
Gregory A. Gehlmann
Executive Vice President and
Corporate General Counsel

Date:	September 18, 2013